UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                          LIGHTPATH TECHNOLOGIES, INC.

LightPath Technologies, Inc. (the "Company" or "LightPath") acquired, on September 20, 2000, all of the outstanding shares of Geltech, Inc. ("Geltech"), for an aggregate purchase price of approximately $28.3 million, comprised of 822,737 shares of Class A common stock (valued at $27.5 million). The Company also assumed approximately $1.7 million of indebtedness of Geltech. The number of shares of Class A common stock issued to the former shareholders of Geltech was based on the average closing price of the Class A common stock for five days prior to the date of the purchase agreement, August 9, 2000. Geltech, a Delaware corporation, is a leading manufacturer of precision molded aspherical optics used in the active telecom components market to provide a highly efficient means to couple laser diodes to fibers or waveguides. Additionally, Geltech has a unique and proprietary line of all-glass diffraction gratings (StableSil(R)) for telecom applications such as optical switching, mux/demux and laser tuning as well as a product family of Sol-Gel based waveguides.

The acquisition will be accounted for under the purchase method, whereby the purchase price will be allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values. The allocation of the purchase price is in process and it is expected that approximately $9.1 million of the purchase price will be allocated to in-process research and development which, under generally accepted accounting principles, will be immediately expensed by LightPath. The charge to earnings will be recoginized in the quarter ending September 30, 2000.

The unaudited Pro Forma Consolidated Financial Statements reflect the following:
(1) adjustment for the purchase accounting and preliminary estimated fair value allocation of the assets acquired and the obligations assumed; and (2) cash paid for acquisition costs and issuance of Class A Common Stock to acquire Geltech. Management does not expect the preliminary allocation of the purchase price to materially differ from the final allocation. The unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2000, was prepared as if the transaction had occurred on that date. The unaudited Pro Forma Consolidated Statement of Operations for the year ended June 30, 2000 was prepared as if the transaction had occurred on July 1, 1999. The operating results of Geltech for the year ended June 30, 2000 were derived by subtracting the activity for the six months ended June 30, 1999 from the year ended December 31, 1999 balances and adding the activity for the six months ended June 30, 2000.

The unaudited Pro Forma Consolidated Financial Statements have been derived from the historical financial statements of the Company and Geltech. In the opinion of Company management, all adjustments necessary to present fairly such Pro Forma Consolidated Financial Statements have been made based on the terms and structure of the acquisition.

These unaudited Pro Forma Consolidated Financial Statements are not necessarily indicative of what actual results would have been had the transaction occurred at the beginning of the period nor do they purport to indicate the combined results of future operations.

These unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the accompanying notes and with the historical financial statements for the Company (filed previously) and Geltech's financial statements filed herewith.

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
                          LIGHTPATH TECHNOLOGIES, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2000

                                                                                      PRO FORMA
                                                         LPTH           GELTECH      ADJUSTMENTS          PRO FORMA
                                                     -------------    -----------    ------------       -------------
ASSETS
Current assets:
  Cash and cash equivalents                          $  58,728,130    $    66,532    $   (792,000)(1)   $  58,002,662
  Trade accounts receivable                                841,533      1,467,385                           2,308,918
  Inventories                                            1,690,058      1,291,509                           2,981,567
  Advances to employees and related parties                 17,733             --                              17,733
  Prepaid expenses and other                               225,451         72,725                             298,176
                                                     -------------    -----------    ------------       -------------
       Total current assets                             61,502,905      2,898,151        (792,000)         63,609,056

Property and equipment - net                             6,482,039      1,397,376                           7,879,415
Intangible assets:
  Goodwill and intangible assets                        31,727,811        796,080      20,740,000          52,536,175
                                                                                         (727,716)(4)
Investment in LightChip, Inc.                            1,000,000             --                           1,000,000
                                                     -------------    -----------    ------------       -------------
       Total assets                                  $ 100,712,755    $ 5,091,607    $ 19,220,284       $ 125,024,646
                                                     =============    ===========    ============       =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities           $   2,043,302    $   612,067                        $  2,777,521
  Accrued payroll and benefits                             330,734        332,284                             540,866
  Notes payable and capital lease obligations,
   current portion                                              --        210,218                             210,218
                                                     -------------    -----------    ------------       -------------
       Total current liabilities                         2,374,036      1,154,569                           3,528,605
Deferred taxes                                                                            3,036,671(4)      3,036,671
Notes payable and capital lease obligations, net
of current portion                                              --      1,497,597                           1,497,597

Commitments and contingencies
Redeemable common stock - E1, E2, E3                        40,221             --                              40,221

Stockholders' equity
  Preferred stock                                                1         71,589         (71,589)(3)               1
  Common stock                                             181,363         74,700         (74,700)(3)         189,590
                                                                                            8,227 (1)
  Additional paid-in capital                           142,559,848      9,885,059      (9,885,059)(3)     170,274,675
                                                                                       27,714,827 (1)
  Accumulated deficit                                  (44,442,714)    (7,591,907)      7,591,907 (3)     (53,542,714)
                                                                                       (9,100,000)(4)
                                                     -------------    -----------    ------------       -------------
       Total stockholders' equity                       98,338,719      2,439,441      16,183,613         116,961,773
                                                     -------------    -----------    ------------       -------------
       Total liabilities and stockholders' equity    $ 100,712,755    $ 5,091,607    $ 19,220,284       $ 125,024,646
                                                     =============    ===========    ============       =============

See accompanying notes

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
                          LIGHTPATH TECHNOLOGIES, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                            YEAR ENDED JUNE 30, 2000

                                                                                       PRO FORMA         PRO FORMA
                                                         LPTH           GELTECH       ADJUSTMENTS         COMBINED
                                                     ------------     -----------    ------------       ------------
Revenues                                             $  2,266,264     $ 8,064,473    $         --       $ 10,330,737
Cost of goods sold                                      1,309,711       5,097,393                          6,407,104
Selling, general and administrative expenses            5,942,029       2,086,753                          8,028,782
Research and development expenses                       1,449,347         858,061                          2,307,408
Stock based compensation                                3,144,980              --                          3,144,980
Acquired in-process R&D charge                          4,200,000              --                          4,200,000
Amortization of intangible assets                       2,418,119          58,430       5,094,167 (4)
                                                                                          (35,283)(4)      7,535,433
                                                     ------------     -----------    ------------       ------------
Operating loss                                        (16,197,922)        (18,522)     (5,058,884)       (21,292,970)
Other income(expense)                                     587,855        (231,145)        (47,520)(5)        326,832
                                                     ------------     -----------    ------------       ------------
       Net loss                                       (15,610,067)       (249,667)     (5,106,404)       (20,966,138)
Imputed dividends and premiums on Preferred Stock      (2,231,943)             --                         (2,231,943)
                                                     ------------     -----------    ------------       ------------
Net loss applicable to common shareholders           $(17,842,010)    $  (249,667)   $ (5,106,404)      $(23,198,081)
                                                     ============     ===========    ============       ============

Basic and diluted net loss per share                 $      (1.86)                                      $      (2.23)
                                                     ============                                       ============

Number of shares used in per share calculation          9,586,817                         822,737 (6)     10,409,554
                                                     ============                    ============       ============

See accompanying notes

                          LIGHTPATH TECHNOLOGIES, INC.
        NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - UNAUDITED

1.   Adjustment to cash and stockholders equity consists of the following:



     Acquisition costs                                               $   792,000
     Issuance of 822,737 shares of LightPath
     Class A common stock                                             27,500,000
     Estimated fair value of stock options and
     warrants based on the Black-Scholes
     valuation model                                                     223,054
                                                                     -----------
       Cost of acquisition                                           $28,515,054
                                                                     ===========

     The warrants were valued using the following assumptions: exercise price of $25.27; contractual life of 3.75 years; discount rate of 7%; dividend yield of 0%; and expected volatility of 100%.

2. Excess of estimated cost of acquisition over the fair value of the tangible net assets acquired and the liabilities assumed:

     Purchase price plus acquisition costs                           $28,515,054
     Less the fair value of the tangible net
     assets acquired and liabilities assumed of
     Geltech                                                           1,711,725
                                                                     -----------
     Excess purchase price                                           $26,803,329
                                                                     ===========


3.   Elimination of Geltech historical stockholders' equity.

4. The purchase price was allocated to the tangible net assets (estimated value of $1,711,725) and identifiable intangible assets. The value of the tangible net assets acquired approximated their historical book value at the date of the acquisition excluding previously acquired goodwill and certain licensed technology at the acquisition date (historical amortization of $35,283 was also eliminated). In addition, a deferred tax liability of approximately $8.3 million will be recorded together with a reduction in the Company's deferred tax valuation allowance of approximately $5.3 million at the acquisition date. The estimated fair value of identifiable intangible assets based on assessment of management along with their estimated lives for amortization, are as follows:

                                                                       Annual
                                             Life    Fair Value     Amortization
                                             ----    ----------     ------------
     In-process research and development       *     $ 9,100,000             --
     Developed technology                      4     $15,600,000     $3,900,000
     Customer related intangibles              8     $ 2,700,000     $  337,500
     Licensed technology                       5     $   600,000     $  120,000
     Covenants not-to-compete                  3     $ 1,100,000     $  366,667
     Acquired work force                       2     $   740,000     $  370,000
                                                     -----------     ----------
              Total                                  $29,840,000     $5,094,167
                                                     ===========     ==========

----------
* The Company will record an immediate write-off of in-process research and development based on an assessment of purchased technology of Geltech at the acquisition date. A non-recurring charge of approximately $9.1 million will be reflected in the actual financial statements of the Company in the quarter ending September 30, 2000. The in-process research and development charge is not reflected in the unaudited pro forma consolidated income statements for the year ended June 30, 2000. The assessment determined that

     $9.1 million of Geltech's purchase price represented technology that did not meet the accounting definitions of "completed technology," and thus should be charged to earnings under generally accepted accounting principles. This assessment analyzed certain diffractive gratings, waveguides, lens arrays and sub-assembly technologies that were under development at the time of acquisition. These programs were in various stages of completion ranging from 30% to 50% of completion, with estimated completion dates through December 2001. This in-process research will have no alternative future uses if the products are not feasible. Revenues from in-process products are estimated primarily beginning in fiscal 2002, with projected research and development costs-to-complete of approximately $2.25 million. The fair value of these development programs was determined in accordance with views expressed by the staff of the Securities and Exchange Commission.

5. Reduction of interest income for the year ended June 30, 2000 due to the use of cash investments to fund a portion of the purchase price.

6. The number of shares used in Basic net loss per common share calculation was adjusted as if the 822,737 shares for the acquisition were issued as of July 1, 1999. Basic net loss per common share is computed based upon the weighted average number of common shares outstanding during each period presented. The computation of Diluted net loss per common share does not differ from the basic computation because potentially issuable securities would be anti-dilutive.